SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASES

This Settlement Agreement and Mutual General Releases (the "Settlement Agreement") is made and effective this 11th day of February, 2015 (the "Effective Date") by and between CARPENTER TECHNOLOGY CORPORATION ("Carpenter"), on the one part, and MANHATTAN SCIENTIFICS, INC. ("MSI"), on the other part (Carpenter and MSI are sometimes referred to herein individually as a "Party," and collectively as the "Parties").

RECITALS

WHEREAS, Carpenter and MSI are parties to a Technology Transfer Agreement ("Technology Agreement") and a related Sublicense Agreement of patents licensed by MSI to Carpenter pursuant to MSI's License Agreement No. 08-c02403 ("Sublicense Agreement"), each of which was entered into on or about September 12, 2009 (together, the "Agreements"); and

WHEREAS, a dispute arose between Carpenter and MSI over, *inter alia*, the continuation and amounts of royalty payments allegedly due MSI from Carpenter, if any, under the Technology Agreement; and

WHEREAS, on January 20, 2015, pursuant to the terms of the Technology Agreement, Carpenter and MSI participated in a mediation in Albuquerque, New Mexico (the "Mediation"); and

WHEREAS, as a result of the Mediation, and solely to avoid the expense, disruption and uncertainty of protracted litigation, and without admission of any liability or wrongdoing by any Party, the Parties now desire and intend by this Settlement Agreement to fully and finally compromise, settle, discharge, and extinguish all claims, counterclaims, demands, disputes, objections, suits, actions and causes of action, of whatever kind or nature, and wherever situated, in law or in equity, whether presently known or unknown, which either Party has against the

other Party, or may have asserted against the other Party, including, without limitation, any claims that arise out of or that are related to the Technology Agreement and/or the Sublicense Agreement, arising from the beginning of the world to the date of this Settlement Agreement, and excepting therefrom only claims arising under this Settlement Agreement.

NOW, THEREFORE, in consideration of the promises, covenants and releases hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. On or before ten (10) days following the Effective Date, Carpenter will pay MSI the total sum of EIGHT MILLION DOLLARS ($8,000,000) (the "Settlement Payment"), without deduction or set off, and, subject to paragraphs 5 through 8 of this Settlement Agreement, will transfer and/or assign to MSI all Physical Property and Intellectual Property set forth in Schedules A and B hereto, free and clear of all liens and encumbrances, and provide MSI with the follow on technical assistance as hereinafter described as well as a complete list of all customers and contacts for same related to the technology which was the subject matter of the Agreements, all of which together are the consideration for the full and final settlement and satisfaction of all claims that MSI has or could assert against Carpenter including, but not limited to, all claims that arise out of or relate to the Technology Agreement and/or the Sublicense Agreement, arising from the beginning of the world to the date of this Settlement Agreement, and excepting therefrom only claims arising under this Settlement Agreement.

2. The Agreements are hereby terminated, null and void and no longer of any force or effect, by and as a result of this Settlement Agreement. The confidentiality provisions set forth in the Agreements shall survive the termination thereof.

3. Excepting only claims arising under this Settlement Agreement (which are not released hereby), MSI, for itself and all of its current and former parent corporations, subsidiaries, affiliates, owners, investors, joint venturers, principals, partners, insurers, predecessors, successors, agents, shareholders, employees, officers, directors, trustees, attorneys, representatives and assigns (individually and collectively, the "MSI Release Parties"), does hereby release, remise and forever discharge Carpenter and all of its current and former parent corporations, subsidiaries, affiliates, owners, investors, joint venturers, principals, partners, insurers, predecessors, successors, agents, shareholders, employees, officers, directors, trustees, attorneys, representatives and assigns (individually and collectively, the "Carpenter Release Parties"), and each of them, of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys' fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which the MSI Release Parties have had, now have, shall or may have against the Carpenter Release Parties, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing arising from the beginning of the world to the Effective Date, including, but not limited to, any claims that arise out of or relate to the Technology Agreement and/or the Sublicense Agreement.

4. Excepting only claims arising under this Settlement Agreement (which are not released hereby), Carpenter, for itself and all of the other Carpenter Release Parties, does hereby release, remise and forever discharge the MSI Release Parties, and each of them, of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys' fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in

equity or otherwise, which the Carpenter Release Parties have had, now have, shall or may have against the MSI Release Parties, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing arising from the beginning of the world to the Effective Date, including, but not limited to, any claims that arise out of or relate to the Technology Agreement and/or the Sublicense Agreement.

5. Carpenter hereby transfers to and assigns and shall return to MSI the physical property described in Exhibit A to this Agreement (the "Physical Property"), subject to the terms of paragraphs 6 and 7 of this Settlement Agreement. By way of clarification of the foregoing, Carpenter will retain and will not transfer, assign or return to MSI Carpenter's proprietary draw bench and trade secrets and intellectual property related thereto.

6. In order to effectuate the return to MSI of the Physical Property, Carpenter, at its own expense, will use reasonable care to disconnect the Physical Property and inventory same so that it can be packed and shipped to MSI or its designee. Carpenter will not be responsible to arrange or handle packing or shipping the Physical Property to MSI or its designee and all costs, expenses and liabilities relating to packing and shipping the Physical Property to MSI shall be the sole responsibility of MSI or its designee. MSI will cause the Physical Property to be removed and shipped from Carpenter's facilities not later than thirty (30) days after receiving written or electronic notice from Carpenter that the Physical Property has been disconnected and is available for packing and shipping. All Physical Property returned to MSI or its designee under this Settlement Agreement shall be delivered and accepted by MSI "AS IS," and Carpenter disclaims all warranties, express or implied, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose, and any warranties related to non-

infringement of the rights of others, of the Physical Property and of the Intellectual Property (as hereinafter defined).

7. Following the return of the Physical Property to MSI, Carpenter will reasonably cooperate with MSI regarding the transfer and initial set up of the Physical Property, including providing reasonable technical assistance to MSI, upon MSI's request and at no charge or cost to MSI; provided, however, that such cooperation and assistance as described in this paragraph will not exceed 20 hours in the aggregate and Carpenter's obligation to provide the same will expire sixty (60) days after the return of the Physical Property to MSI (the "Assistance End Date"). Any such cooperation and/or assistance sought by MSI from Carpenter in excess of 20 hours or requested by MSI after the Assistance End Date shall be provided only upon mutual consent of the Parties and under a separate written agreement executed by the Parties.

8. Carpenter hereby transfers and assigns to MSI all intellectual property described in Exhibit B (the "Intellectual Property") and shall, upon MSI's request, cooperate in the execution of such other and further documents as are reasonably necessary or appropriate to memorialize, prosecute, protect and perfect such transfer and assignment. Any acts, obligations or steps necessary to be taken to prosecute any patents transferred or assigned under this Settlement Agreement, or perfect or protect rights under such patents or other Intellectual Property, shall be the sole responsibility of MSI.

9. The Parties acknowledge, agree and confirm that the terms of this Settlement Agreement (but not its existence), including, without limitation, the fact and amount of the Settlement Payment, and the negotiations surrounding the same, are and will remain of a confidential nature. Each of the Parties shall hold and maintain the same in strict confidence and shall not use, disseminate or disclose any such information in any manner whatsoever to any

person and/or entity, except (i) to the Parties' respective attorneys, accountants and tax advisors, and then only on the condition that any such person is first apprised of this confidentiality provision and agrees to be bound thereby; (ii) to the extent that in the judgment of either Party disclosure may be required by applicable law or legal process (including in any required governmental filings); (iii) to the extent necessary to effectuate this Agreement; or (iv) in a legal proceeding to interpret, construe or enforce any of the terms and provisions of this Settlement Agreement, or for any breach or alleged breach of the provisions hereof, or otherwise arising hereunder. In the event that a Party receives a subpoena or other lawful process, or is otherwise required by a court of competent jurisdiction, to disclose any information that is otherwise protected from disclosure pursuant to this paragraph 9, the Party from whom such disclosure is sought shall, within five (5) business days of receiving such a request or directive for such disclosure, provide the other Party with written notice of the same so that the other Party will have the opportunity to object to or oppose such disclosure if it so desires; provided, however, that if the date for disclosure set forth in such request or directive is less than ten (10) business days following the date on which such request or directive for such disclosure is first received, then the Party from whom such disclosure is sought shall provide telephonic notice of the same to the other Party within three (3) business day of the date on which such request or directive is first received.

10. The Parties shall not to disparage each other or each other's past or present principals, managers, agents or employees, in any manner harmful to their business, business reputation or personal reputation; provided, however, they may each respond accurately and fully to any question, inquiry or request for information when required by law or legal process, albeit subject to the provisions of paragraph 9, above.

11. The Parties acknowledge, agree and confirm that they have not executed this Settlement Agreement in reliance on any promise, representation or warranty not contained herein.

12. Each of the Parties hereby warrants and represents that it possesses the right, power and authority to enter into, execute and perform under this Settlement Agreement; that the individual signing on behalf of each Party is fully and duly authorized to do so and is doing so without any reliance on any statement, act or representation of any kind or character on the part of anyone not expressly set forth herein, and is signing this Settlement Agreement knowingly and voluntarily, and intending to be legally bound; that it has read this Settlement Agreement and understand the terms and conditions hereof and has had the full opportunity to consult with counsel of its choice in respect thereof; and that it has entered into this Settlement Agreement without duress or coercion as its voluntary act and deed. Each Party shall discharge its obligations hereunder in good faith and to facilitate the stated goals of this Settlement Agreement.

13. The Parties hereby warrant and represent that they each own one hundred percent (100%) of all of the claims they are releasing herein and that no other person has any right or interest in or to any such claims; that they have the power and authority to release such claims; and that they have not transferred, encumbered, pledged or otherwise disposed of any such claims (or any portion thereof).

14. In the event that any provision of this Settlement Agreement is deemed to be unenforceable or illegal by a court of competent jurisdiction, such a determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect according to their terms. In the event that either or both of the releases set

forth in paragraphs 3 and 4 is deemed to be unenforceable or illegal by a court of competent jurisdiction, the Party who provided such release shall forthwith execute in favor of the Party released thereby a general release of all claims through the Effective Date that is valid and enforceable. In the event that any provision of this Settlement Agreement is deemed invalid by a court of competent jurisdiction due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

15. This Settlement Agreement is and reflects the product of informed negotiations that involve compromises of the Parties' previously asserted legal positions. As each Party was represented by counsel in the negotiation and drafting of the Settlement Agreement, the rule of construction to the effect that any ambiguities in an agreement are to be resolved against the drafting party will not be employed in the interpretation or enforcement of this Settlement Agreement or any provision hereof.

16. This Settlement Agreement shall inure to the benefit of the Parties, and each of them, and shall be binding upon each of the Parties and their respective successors and assigns.

17. This Settlement Agreement contains the entire understanding between the Parties with respect to the subject matter hereof, supersedes and replaces all prior negotiations, proposed agreements and agreements, whether written or oral, between the Parties (including, without limitation, the Technology Agreement and the Sublicense Agreement, which are terminated by this Settlement Agreement and of no further force or effect), and may not be altered, amended, modified or otherwise changed in any respect whatsoever, except by a writing duly executed by all Parties that specifically provides that it is amending, modifying, altering and/or otherwise changing this Settlement Agreement.

18. No waiver of any of the provisions or of any breach of this Settlement Agreement shall be deemed to constitute a waiver of any other provision or breach, whether or not similar, nor shall any such waiver constitute a continuing waiver. No such waiver shall be binding unless confirmed in a writing signed by the Party making the waiver.

19. This Settlement Agreement is not, and shall not be construed to be, an admission of liability, culpability or any other legal conclusion on the part of either Party.

20. The Parties each shall be responsible for their own costs and expenses incurred in connection with their dispute, the Mediation, their settlement negotiations and settlement, and the drafting of this Settlement Agreement, including attorneys' fees and Mediation fees.

21. This Settlement Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles with venue for any legal proceeding in the state or federal courts of Albuquerque, New Mexico. Should a dispute arise with respect to any portion of this Settlement Agreement, the Parties shall confer in good faith to resolve same, failing which the Parties shall jointly convene a Mediation before the Hon. Paul Bardacke in the same form and format as resulted in the Settlement reflected in the Memo executed by the Parties on January 20, 2015.

22. This Settlement Agreement may be signed in counterparts which counterparts when taken together shall constitute a single integrated Agreement. Faxed and electronic (.pdf) signatures are authorized and shall have the same force and effect as original signatures.

23. The Parties shall, upon the request of another Party, promptly execute such documents as are, or may be, reasonably required to fully effectuate the purpose, intent and provisions of this Settlement Agreement.

24. All notices or other communications that are required, contemplated, permitted or made under this Settlement Agreement (with the exception of the telephonic notice contemplated by paragraph 9, above) shall be in writing and all such notices and other communications shall be delivered by e-mail and overnight delivery (by a recognized carrier that maintains written confirmation of delivery), addressed as follows, and shall be deemed to have been received one (1) business day after the transmittal thereof in accordance with the foregoing:

<u>If to Manhattan Scientifics, Inc.:</u>	Manny Tsoupanarias, CEO 113 Niagra Kirkland, Quebec Canada, H0J3B2
<u>With copies to:</u>	Larry H. Schatz, Esq. Grubman Shire & Meiselas P.C. 152 West 57th Street New York, NY 10019 Telephone: (212) 554-0452 E-mail: lschatz@GISPC.com
	John J. Rosenberg, Esq. Rosenberg & Giger P.C. 250 Park Avenue, 12th Floor New York, NY 10177 Telephone: (646) 494-5011 E-mail: jrosenberg@rglawpc.com
<u>If to Carpenter Technology Corporation:</u>	James D. Dee, Vice-President, General Counsel and Secretary Carpenter Technology Corporation P.O. Box 14662 Reading, PA 19612-4662
<u>With a copy to:</u>	Jeffrey A. Lutsky, Esq. Stradley Ronon Stevens & Young, LLP 2005 Market Street, 26th Floor Philadelphia, PA 19103

25. The Party ultimately (after any final appeal) prevailing in any material litigation to enforce any of the terms hereof, or otherwise arising hereunder, shall be entitled to

recover from the non-prevailing Party, all reasonable attorneys' fees and costs incurred by said prevailing Party in connection with such material litigation. The term "prevailing Party" shall mean the Party in whose favor judgment is entered on the substantive claims asserted in such material litigation, and the term "material litigation" shall mean litigation in which the amount in controversy exceeds $75,000.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the day and year first written above, intending to be legally bound thereby.

CARPENTER TECHNOLOGY CORPORATION

By: ____________________ Date: 2/11/15
Hereunto duly authorized

MANHATTAN SCIENTIFICS, INC.

By: E. TSOUPANARIAS ____________________ Date: FEB. 11, 2015
Hereunto duly authorized

EXHIBIT A

List of Physical Property

ECAP-C Equipment being Transferred

- **Generation 2 ECAP-C**
  - Operating manual
  - Machine schematic
  - (1) – Electrical Drive Control Panel
  - Wire Brush System
    - (1) – Wire Brush Assembly
    - (1) – Wire Brush Control Panel
  - (1) – Safety Cage
  - (1) – Forward/Stop/Reverse Push-button control switch group
  - (2) – Footpedal Control Switch (Start/Stop)
  - (3) – Spare Wheel Heaters
  - (1) – Spare Die Block
  - (1) – Wheel Nut Removal Tool
  - Die Components
    - (2) – 12mm, 120°, Main Die
    - (2) – 12mm, 120°, Shear Die
    - (1) – 12mm Die Wheels (one installed on machine)
    - (1) – 12mm Feed Roller Assembly

- **Generation 2A ECAP-C**
  - Operating manual
  - Machine schematic
  - (1) – Electrical Drive Control Panel
  - (1) – Electrical Heater Control Panel
  - Wire Brush System
    - (1) – Wire Brush Assembly
    - (1) – Wire Brush Control Panel
  - (1) – Safety Cage
  - (2) – Footpedal Control Switch (Start/Stop)
  - (1) – Tube Exit Guide
  - (1) – Spare Die Block
  - 12mm Die Components
    - (1) – 12mm Die Wheels
    - (2) – 12mm, 120° Main Die
    - (2) – 12mm, 120° Shear Die
    - (2) – 12mm, 105° Main Die
    - (2) – 12mm, 105° Shear Die
    - (1) – 12mm Feed Roller Assembly

- 15mm Die Components
    - (1) – 15mm Die Wheel, Old Revision
    - (2) – 15mm, 120° Main Die
    - (2) – 15mm, 120° Shear Die
    - (2) – 15mm, 105° Main Die
    - (2) – 15mm, 105° Shear Die
    - (1) – Levelling Roller Assembly, 120°
- (1) – Levelling Roller Assembly, 105°
- (1) – Top Plate, 105°
- (1) – Top Plate, 120°

- **Generation 2B ECAP-C**
  - Operating manual
  - Machine schematic
  - (1) – Electrical Drive and Heater Control Panel
  - Wire Brush System
    - (1) – Wire Brush Assembly
    - (1) – Wire Brush Control Panel
  - (1) – Safety Cage
  - (2) – Footpedal Control Switch
  - (1) – Water Cooling System Components Set
  - (1) – Walking Platform (multiple pieces)
  - (1) – Wheel Nut Removal Tool
  - (1) – Spare Shaft Bearing Set
  - (1) – Spare Die Block (multiple pieces)
  - (1) – Spare Cover Plate
  - (1) – Wheel Heater Assemblies
  - Feed Roller Wheels
    - 12mm
      - (1) – Primary Roller
      - (1) – Secondary Roller
    - 15mm
      - (1) – Primary Roller (installed)
      - (1) – Secondary Roller (installed)
    - 18mm
      - (1) – Primary Roller
      - (1) – Secondary Roller
    - 21mm
      - (1) – Secondary Roller
    - 25mm

- (1) – Primary Roller
        - (1) – Secondary Roller
- Stationary Dies
    - 12mm, H13/DH31
        - (2) – 120° Main Die
        - (2) – 120° Shear Die
        - (2) – 105° Main Die
        - (2) – 105° Shear Die
    - 15mm, H13/DH31
        - (2) – 120° Main Die
        - (2) – 120° Shear Die
        - (2) – 105° Main Die
        - (2) – 105° Shear Die
    - 15mm, H19
        - (2) – 120° Main Die
        - (2) – 120° Shear Die
    - 18mm, H13/DH31
        - (2) – 120° Main Die
        - (2) – 120° Shear Die
    - 21mm, H13/DH31
        - (2) – 120° Main Die
        - (2) – 120° Shear Die
    - 25mm, H13/DH31
        - (2) – 120° Main Die
        - (2) – 120° Shear Die
        - (2) – 105° Main Die
        - (2) – 105° Shear Die
- Die Wheels, H13/DH31
    - (1) – 12mm
    - (1) – 15mm (one installed on machine)
    - (1) – 18mm
    - (1) – 21mm
    - (1) – 25mm
- Feed Roller Assembly Parts
    - (4) – Roller Shafts (two installed on machine)
    - (2) – Lead Screws (one installed on machine)
    - (4) – Plates (two installed on machine)
    - (2) – Knuckles (one installed on machine)
    - (1) – Feed Roller Base A

- (2) – Feed Roller Base B (one installed on machine)

- **Generation 2C ECAP-C**
    - Operating manual
    - Machine schematic
    - (1) – Main Electrical Drive and Heater Panel
    - (1) – Electrical Heater Boxes (multiple)
    - (1) – Wire Brush Assembly
    - (1) – Safety Cage with interlock
    - (1) – Footpedal Control Switch
    - (1) – Oil Cooling Skid
    - (1) – Walking Platform (multiple pieces)
    - (1) – Wheel Nut Removal Tool (two pieces)
    - (1) – Spare Die Block
    - (1) – Spare Cover Plate
    - (1) – Wheel Heater Assemblies
    - (1) – PanelView controller
    - (1) – PLC I/O Remote Rack
    - (2) – Fiber Optic Pyrometer
    - (2) – Fiber Optic Pyrometer Interface Module
    - (1) – Male/Female Shaft Spline Template Set
    - (1) – 15mm Die Wheels (one installed on machine)
    - (3) – 15mm 105° Main Die
    - (3) – 15mm 105° Shear Die
    - (1) – 15mm Feed Roller Wheel set (one installed on machine)
    - (1) – Feed Roller Assembly (installed on machine)

- **General**
    - Main PLC panel (Services all ECAP-C machines)
    - Wheel storage rack
    - Drawbench chuck head
    - ECAP 2c recirculating air furnace LF1222

Reports

Collaborator	Document Name
IPAM	Processing & investigation of long length UFG Gr4 rods using ECAP-C NC-01-09
IPAM	Q1 & Q2 Preparation for International certification of a pilot ECAp-C die set project #4051
IPAM	Q1, Q2, Q3 & Q4 -UC-02-09 Processing & investigation of long-length UFG Gr5 rods 25mm dia using ECAP-C
IPAM	Q1, Q2, Q3 & Q4 -UC2010 Investigation of nanostructured Ti Gr5 fabricated by SPD
IPAM	Q1, Q2, Q3 & Q4 -UC2012 Investigation of nanostructured Ti Gr6-7 fabricated by SPD
IPAM	Q1, Q2, Q3 & Q4 -UC2013 Investigation of nanostructured Ti 15-Mo fabricated by SPD
University of North Texas, USA	Characterization of UFG Titanium
University of North Texas, USA	Friction & Wear analysis ofUFG Ti GR4
University of North Texas, USA	Borided H13 steel summary
University of North Texas, USA	Report 1-High Frequency reciprocating rig tribological test of Ti Gr6, Gr64
University of North Texas, USA Q1, Q2, Q3 & Q4	Report 1 update- High Frequency reciprocating rig tribological test of Ti Gr6, Gr64
University of North Texas, USA	Damage Analysis 2011 08 26
Monash University, Australia	Damage Modeling/ Testing results 2012 06 21
Monash University, Australia	RP1213-05 Rev A Mechanical continuous ECAP back pressure mechanism
Monash University, Australia	RP1213-05 Rev D Mechanical continuous ECAP back pressure mechanism
Monash University, Australia	Vari-Jaw Back pressure Unit
Monash University, Australia	LP100200072 UFG Ti for Bio-Implant Applications CSIRO- report-1
Australian Research Council	LP100200072 UFG Ti for Bio-Implant Applications Progress report Aug.2011
Australian Research Council	LP100200072 UFG Ti for Bio-Implant Applications . Report on fatigue.
Australian Research Council	LP0991316 HECAP/Hydro ECAP/Progress report

Material Lineups*

*lineups includes drawing temperature & reduction

- CP titantium grade 5 Lineup
- Ti 6Al 4 V Lineup
- Ti 6 Al 4 V ELI Lineup

ECAP2B MACHINE - RADICAL R&D M14409

CONFIDENTIAL



CARPENTER

ECAP MATERIAL PROCESSING MACHINE (GEN2) M14310

CONFIDENTIAL



CARPENTER

ECAP MATERIAL PROCESSING MACHINE (GEN2A) M14367 CONFIDENTIAL



CARPENTER

GENERATION 2C ECHP MACHINE M14961

CONFIDENTIAL



CARPENTER

LUBRICATION SKID (ECAP-2C COOLING SYSTEM) M15103

CONFIDENTIAL


SKF

CARPENTER

EXHIBIT B

List of Intellectual Property

UFG Contact List

Company	Contact	Title	Email (if available)	Phone (if available)
DePuy Synthes	Rod McMillan	Materials Specialist	mcmillan@synthes.com	610-719-6914
SPS	Steve Buzolits	Product Development	sbuzolits@spstech.com	
Alcoa Fastening Systems	Alcoa	Director, Product Development		310-784-4382
Dentsply	Norbert Rabenstein	Product Development	norbert.rabenstein@dentsply.com	
Biomet 3i	Prabhu Gubbi	Senior Materials Scientist	prabhu.gubbi@biomet.com	561-776-6908
Nobel Biocare	Raoul Donath	Global Head of Product Development	raoul.donath@nobelbiocare.com	(41) 43 211 58 43
Zimmer Dental	Anthony Pettrozzelli	Procurement Manager		760-918-3330
Straumann	Sven Johannsen	Director Dentistry Licensing	sven.johannsen@straumann.com	41 61 965 1580
Astra Tech AB	Anders Halladin			
Medtronic	Carlos Gil	Sr. Product Development Mgr		
Nobel Biocare	Anja Haenzi	Research Scientist		
Smith & Nephew	Gordon Hunter	Sr. Research Mgr		
Stryker	Jimmy Mustafa	Director		
Thoman Medical	Falko Schlottig	Director, New Technology		
Timplant	Ludek Dluhos	President		
Boeing	kevin slattery	Mgr, Metals Research	Kevin.t.slattery@boeing.com	
Airbus	Colin Sirett	Heat R&T	Colin.sirett@airbus.com	

Country	Patent No. (Application No.)	Filing Date	Title	Inventors
United States	Application No. 13/833,148	03/15/13	Nanostructured Titanium Alloy and Method for Thermomechanically Processing the Same	Gian Colombo; Venkata N. Anumalasetty; Graham McIntosh
United States	Application No. 14/212,344 (CIP of App No. 13/833,148)	03/14/14	Nanostructured Titanium Alloy and Method for Thermomechanically Processing the Same	Gian Colombo; Venkata N. Anumalasetty; Graham McIntosh; Yuliya Mardakhayeva
PCT	International Application No. PCT/US14/28197 (Claiming priority to App. No. 13/833,148)	03/14/14	Nanostructured Titanium Alloy and Method for Thermomechanically Processing the Same	Gian Colombo; Venkata N. Anumalasetty; Graham McIntosh; Yuliya Mardakhayeva

INVENTION RECORDS

Docket No.	Invention Title	Inventor(s)	Date of Invention Record
CA-1021	Apparatus for applying continuous backpressure to an ECAP-C workpiece	Colombo, Gian A.; Mardakhayeva, Yuliya; McIntosh, Graham; Lapovok, Rimma	7/5/2012
CA-1022	Apparatus for continuous in-process straightening during ECAP-C	Colombo, Gian A.; Mardakhayeva, Yuliya; McIntosh, Graham; Yu, Ding	7/5/2012
CA-1023	Apparatus for controlling the position of ECAP-C forming dies	Colombo, Gian A.; McIntosh, Graham; Yu, Ding	7/5/2012
CA-1024	Apparatus for in-situ cooling during the ECAP-C combined process	McIntosh, Graham; Yu, Ding	7/5/2012
CA-1025	Apparatus to mitigate material pick-up on the ECAP-C drive wheel	Anumalasetty, Venkata; Colombo, Gian; Mardakhayeva, Yuliya; McIntosh, Graham; Stump, Leonard	7/5/2012
CA-1026	Application of ultrasonically assisted forming to the ECAP-C process	McIntosh, Graham; Rosochowski, Andrzej	7/5/12
CA-1027	Bimodal dry film lubricant for ECAP-C processing	Lowe, Terrence C; Colombo, Gian; McIntosh, Graham; Mardakhayeva, Yuliya	7/5/12
CA-1028	Method of continuous multi-pass processing using linked ECAP-C units	McIntosh, Graham; Lowe, Terrence C.	07/05/12
CA-1029	Method for enhancing lubrication adherence to workpiece surface by abrasive blasting	Banko, Victor; McIntosh, Graham	7/5/12
CA-1030	Method of automatically orienting a workpiece during a coil-type ECAP-C process	Banko, Victor; McIntosh, Graham	07/05/12
CA-1031	Method of improving uniformity of temperature in a heated ECAP-C drive wheel through the use of embedded heaters	Colombo, Gian; McIntosh, Graham; Yu, Ding; Sabold, Bret; Stump, Leonard	07/05/12

INVENTION RECORDS

Docket No.	Invention Title	Inventor(s)	Date of Invention Record
CA-1032	Method to automatically prepare a workpiece and control orientation through a multi-pass bar-type ECAP-C process	Colombo, Gian; Yu, Ding; McIntosh, Graham	7/5/12
CA-1033	Nanostructured CPTi for high-performance fasteners and method of manufacturing therof *(Project Mithril)*	Anumalasetty, Venkata; Colombo, Gian; Mardakhayeva, Yuliya; McIntosh, Graham; Yu, Ding	7/5/2012
CA-1034	Nanostructured Ti-6Al-4V for high-performance fasteners and method of manufacturing thereof	Anumalasetty, Venkata; Colombo, Gian; Mardakhayeva, Yuliya; McIntosh, Graham; Yu, Ding	7/5/12
CA-1035	Modification of friction characteristics of ECAP-C die working surfaces	McIntosh, Graham	7/5/2012
CA-1036	Multi-piece ECAP-C drive wheel	Anumalasetty, Venkata; Colombo, Gian; Mardakhayeva, Yuliya; McIntosh, Graham; Stump, Leonard	7/5/12
CA-1037	Rectangular stock for ECAP-C processing	Banko, Victor; Bugle, Cliff; McIntosh, Graham	7/5/2012
CA-1038	Ultra Fine Grain Ti-Zr Alloys	McIntosh, Graham; Guiterrez, Anthony; Herzog, Rolan; Appert, Christoph; Faoro, Francisco	7/5/12
CA-1050	ECAP Die Angle Control with feedback	Gary J. Dispensa	11/5/2012
CA-1082	ECAP-Conform dies with replaceable working surfaces	Rodney Homan; Gian Colombo	6/25/2013
CA-1083	Multi-Channel Angle exit for ECAP-Conform	Gian Colombo	6/25/2013

INVENTION RECORDS

Docket No.	Invention Title	Inventor(s)	Date of Invention Record
CA-1097	Methodology of applying back pressure to C-ECAP material in coil manufacturing machine.	Mario Epler	1/27/2014
CA-1098	New Design for Feed Rolls and Drive Wheel Groove for C-ECAP process	Mario Epler	1/27/2014
CA-1120	Multi-Channel Angle ECAP Routes	Gian Colombo	6/26/2014